AMENDMENT NO. 1 TO RIGHTS AGREEMENT

      Amendment No. 1 to Rights Agreement dated as of March 16, 1999, amending the Rights Agreement, dated as of August 25, 1993 (the "Rights Agreement"), between Intergraph Corporation, a Delaware corporation (the "Company"), and Harris Trust & Savings Bank, an Illinois banking corporation, as Rights Agent (the "Rights Agent," which term shall include any successor Rights Agent under the Rights Agreement at the Company's direction).

                           WITNESSETH:

      WHEREAS,  on  August 25, 1993, the Company and  the  Rights
Agent entered into the Rights Agreement;

      WHEREAS, Section 26 of the Rights Agreement provides that prior to the Distribution Date, the Company and the Rights Agent may amend any provision of the Rights Agreement without the approval of any holders of certificates representing shares of Common Stock; and

      WHEREAS, on November 5, 1998, the Board of Directors of the
Company determined to amend the Rights Agreement and directed the Rights Agent to enter into this Amendment;

      NOW, THEREFORE, for and in consideration of the premises, the Rights Agreement is amended as follows:

     1. Section 1(m) of the Rights Agreement is amended to read as follows:

          [Intentionally Left Blank]

     2. Section 1(r) of the Rights Agreement is amended to read as follows:

          [Intentionally Left Blank]

     3. Section 3(c) of the Rights Agreement is deleted in its entirety and amended to read as follows:

                 (c) Rights shall be issued by the Company in respect of all Common Shares (other than Common Shares issued upon the exercise or exchange of any Right) issued or delivered by the Company (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date.
          Certificates evidencing such Common Shares shall have stamped on, impressed on, printed on, written on or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Common Shares may from time to time be listed or quoted, or to conform to usage:

                         This Certificate also evidences
                         and entitles the holder hereof
                         to certain Rights as set
                         forth in a Rights Agreement between
                         Intergraph Corporation and Harris
                         Trust and Savings Bank,
                         dated August 25, 1993, as amended
                         March 16, 1999 (the "Rights
                         Agreement"), the terms of which are
                         hereby incorporated herein by
                         reference and a copy of which is on
                         file at the principal executive
                         offices of Intergraph Corporation.
                         Under certain circumstances, as set
                         forth in the Rights Agreement, such
                         Rights may be redeemed, may be
                         exchanged, may expire, may be
                         amended or may be evidenced by
                         separate certificates and no longer
                         be evidenced by this Certificate.
                         Intergraph Corporation will mail to
                         the holder of this Certificate a
                         copy of the Rights Agreement
                         without charge promptly after
                         receipt of a written request
                         therefor.  Under certain
                         circumstances as set forth in the
                         Rights Agreement, Rights
                         beneficially owned by an Acquiring
                         Person or any Affiliate or
                         Associate of an Acquiring Person
                         (as such terms are defined in the
                         Rights Agreement) may become null
                         and void.

     4. Section 23(a) of the Rights Agreement is deleted in its entirety and amended to read as follows:

          (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of
          (i) the Distribution Date or (ii) the Final
          Expiration Date, redeem all, but not less than all, of the then outstanding Rights at the Redemption Price. The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish.


     5. Section 26 of the Rights Agreement is deleted in its entirety and amended to read as follows:

          Supplements and Amendments. Prior to the Distribution Date and subject to the last sentence of this Section 26, if the Company so directs, the Company and the Rights Agent may from time to time supplement or amend any provision of this Agreement without the approval of any holders of certificates representing
          Common Shares. From and after the Distribution Date and subject to the last sentence of this Section 26, the Company and the Rights Agent may supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to supplement or amend the provisions hereunder in any manner which the Company may deem desirable, including, without limitation, the addition of other events requiring adjustment to the Rights under Sections 11 or 13 hereof or procedures relating to the redemption of the Rights, which supplement or amendment shall not, in the good faith determination of the Board of Directors, adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this
          Section 26 and certification that the Board of Directors has approved the supplement or amendment, the Rights Agent shall execute such supplement or amendment; provided, however, that the failure or refusal of the Rights Agent to execute such supplement or amendment shall not affect the validity of any supplement or amendment adopted by the Company, any of which shall be effective in accordance with the terms thereof. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment shall be made which decreases the stated Redemption
          Price or the period of time remaining until the Final Expiration Date or which modifies a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable. Further, notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent.


     IN WITNESS THEREOF, the parties hereto have caused this Amendment No.1 to Rights Agreement to be duly executed as of the date first above written.


                              INTERGRAPH CORPORATION


                              By:  /s/ Stephen J. Phillips
                                 ______________________________________
                                   Name:  Stephen J. Phillips
                                   Title: Assistant Secretary


                              HARRIS TRUST AND SAVINGS BANK


                              By:  /s/ Dennis M. Sneyers
                                 _____________________________________
                                   Name:   Dennis M. Sneyers
                                   Title:  Vice President